Exhibit 99.1

FOR IMMEDIATE RELEASE	October 21, 2003

Documentum Public Relations Contact:	Documentum Investor Relations Contact:
Bonnie Harris	Patricia Menchaca
B3 Communications	Documentum
(415) 332-5816	(925) 600-5593
bharris@b3communications.com	patm@documentum.com

DOCUMENTUM REPORTS 31% YEAR-OVER-YEAR
TOTAL REVENUE GROWTH

— Fourth Consecutive Record Quarterly Revenue —

PLEASANTON, Calif. –October 21, 2003 - Documentum, Inc. (NASDAQ: DCTM), the leading provider of enterprise content management (ECM), today announced financial results for the third quarter ended September 30, 2003.

Total revenue for the third quarter 2003 was $73.5 million, an increase of 31% over revenue of $56.3 million reported for the third quarter of 2002, and an 8% sequential increase over $68.2 million reported for the second quarter of 2003. Additionally, the company reported that of the $73.5 million in total revenue, license revenue accounted for $36.0 million and service revenue accounted for $37.5 million.

On a GAAP basis, net income for the third quarter of 2003 was $0.9 million, compared to a net income of $2.0 million reported for the third quarter of 2002 and a net income of $0.6 million for the second quarter of 2003. On a non-GAAP basis, net income for the third quarter 2003 was $5.7 million, compared to net income of $2.0 million in the third quarter of 2002 and net income of $3.6 million in the second quarter of 2003.

On a GAAP basis, the company reported diluted earnings per share for the third quarter of $0.02 as compared to diluted earnings per share of $0.05 reported for the third quarter of 2002 and $0.01 for the second quarter of 2003. On a non-GAAP basis, diluted earnings per share for the third quarter was $0.11 as compared to diluted earnings per share of $0.05 reported for the third quarter of 2002 and non-GAAP diluted earnings per share $0.07 for the second quarter of 2003.

The non-GAAP net income and diluted earnings per share financial measures set forth above exclude charges for amortization of stock-based compensation, purchased intangibles, and restructuring charges that are otherwise normally required by GAAP and are included in the comparable GAAP figures. The charges for amortization of stock-based compensation, purchased intangibles, and restructuring charges relate to the company’s acquisition activity conducted in prior periods. These charges have been excluded from non-GAAP net income and earnings per share as management does not believe that they are representative of underlying trends in the company’s performance and their exclusion provides the investor with additional information to more readily compare the company’s results over multiple periods. In addition, the company has historically reported non-GAAP financial results that exclude charges for amortization of stock-based compensation and purchased intangibles to the investment community, and we believe the inclusion of these non-GAAP numbers provides consistency in our financial reporting. Finally, these non-GAAP results are the primary metric used by management for internal planning and forecasting the company’s financial results in future periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of the company’s GAAP and non-GAAP financial results is attached at the end of this press release.

On October 14, the company also announced that EMC Corporation (NYSE: EMC) has signed a definitive agreement to acquire Documentum for $1.7 billion. For additional information, visit www.documentum.com.

“With eight consecutive quarters of total revenue growth, Documentum continues to gain market recognition as the leader in Enterprise Content Management. Now, in a bold move to further strengthen that lead through the recently announced pending acquisition by EMC, Documentum and EMC will deliver solutions that combine intelligent information storage management with a full range of enterprise content management services, for complete Information Lifecycle Management

(ILM). We believe that ILM is the next trend in content management and that it will drive the next major wave of growth in the market,” said Dave DeWalt, president and CEO of Documentum.

Third Quarter 2003 Results Conference Call and Webcast

Investors can listen to a teleconference of Documentum’s Third Quarter financial results on Tuesday, October 21, 2003, at 2:00 p.m. PDT (5:00 p.m. EDT) by calling 1-913-981-5533 (pass code 575805). The accompanying slide presentation (no audio) will be webcast simultaneous with the live teleconference and may be accessed on Documentum’s investor relations web page at — www.documentum.com/news_events/investor

The dial-in number for the audio-only replay is 1-719-457-0820 (pass code 575805). The replay and conference call slide presentation will be accessible on the company’s investor relations web page shortly after the conclusion of the live event.

About Documentum
 Documentum provides enterprise content management (ECM) solutions that enable organizations to unite teams, content and associated business processes. Documentum’s integrated set of content, compliance and collaboration solutions support the way people work, from initial discussion and planning through design, production, marketing, sales, service and corporate administration. With a single platform, Documentum enables people to collaboratively create, manage, deliver and archive the content that drives business operations, from documents and discussions to email, Web pages, records and rich media. The Documentum platform makes it possible for companies to distribute all of this content in multiple languages, across internal and external systems, applications and user communities. As a result, Documentum’s customers, which include thousands of the world’s most successful organizations, harness corporate knowledge, accelerate time to market, increase customer satisfaction, enhance supply chain efficiencies and reduce operating costs, improving their overall competitive advantage.

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Documentum and the Documentum logo are trademarks or registered trademarks of Documentum, Inc. in the US and throughout the world. All other company and product names are used for identification purposes only and may be trademarks of their respective owners. Documentum cannot guarantee completion of any future products or product features mentioned in this document, and no reliance should be placed on their availability. Printed in the U.S.A.

In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements relating to the company’s financial results for the quarter, the planned acquisition of Documentum by EMC, the ability of Documentum and EMC to successfully combine their products and services, and future growth trends in Documentum’s industry. The company’s future actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, quarter-end accounting adjustments or adjustments required by the company’s independent auditors following their review of the financial results for the quarter, the risks that the necessary government approvals to the acquisition by EMC may not be obtained, that the other closing conditions to the acquisition may not be satisfied, that the companies will not be able to integrate their products, operations and business effectively, that the companies’ customers, suppliers and employees will not support the acquisition, the other general risks of acquisitions, the risks associated with the software market, risks associated with development and release of new versions and new products, fluctuations in customer demand for our products, risks associated with rapid technological change, concentration of a large percentage of our quarterly revenue with a few customers, the financial, economic and political conditions in the United States and abroad, the length of our sales cycle, our reliance on a single family of products and services, our ability to identify and capitalize on new product opportunities and whether the market for content management solutions grows or declines. Such factors also include those discussed from time to time in the company’s public reports filed with the Securities and Exchange Commission, such as those under “Risk Factors” included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2002, and its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003, as well as the company’s other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The company undertakes no obligation to update or revise these forward-looking statements.

Documentum, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except per share data)*

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	unaudited		unaudited
Revenue:
License	$36,012	$28,910	$103,125	$81,039
Service	37,454	27,417	105,555	79,858

Total revenue	73,466	56,327	208,680	160,897

Cost of revenue:
License	2,982	2,347	7,471	6,055
Amortization of purchased intangibles	2,556	118	7,666	349
Service	16,134	12,126	44,200	37,351

Total cost of revenue	21,672	14,591	59,337	43,755

Gross profit	51,794	41,736	149,343	117,142

Operating expense:
Sales and marketing	28,571	23,753	85,403	70,384
Research and development	11,218	8,905	34,479	27,688
General and administrative	7,061	6,020	21,935	18,154
Restructuring costs	45	—	12,024	1,043
Amortization of purchased intangibles	565	75	1,776	224

Total operating expense	47,460	38,753	155,617	117,493

Income (loss) from operations	4,334	2,983	(6,274)	(351)
Interest income	1,247	1,606	4,020	3,511
Interest expense	(1,600)	(1,610)	(4,793)	(3,180)
Other expense, net	(153)	(118)	(393)	(206)

Income (loss) before income taxes	3,828	2,861	(7,440)	(226)
Provision for (benefit from) income taxes	2,947	858	(3,937)	(68)

Net income (loss)	$881	$2,003	$(3,503)	$(158)

Basic income (loss) per share	$0.02	$0.05	$(0.07)	$—
Diluted income (loss) per share	$0.02	$0.05	$(0.07)	$—
Shares used to compute income (loss) per share:
Basic	49,866	39,760	49,143	39,527
Diluted	53,044	41,152	49,143	39,527

 * Certain prior year amounts have been reclassified to conform to current year’s presentation

Documentum, Inc.
Condensed Consolidated Statement of Operations
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

	Three months ended September 30, 2003

		Non-GAAP
	GAAP	Adjustments		Non-GAAP

	/------------------------------------unaudited------------------------------------/
Revenue:
License	$36,012	$—		$36,012
Service	37,454	—		37,454

Total revenue	73,466	—		73,466

Cost of revenue:
License	2,982	—		2,982
Amortization of purchased intangibles	2,556	(2,556)		—
Service	16,134	(212	) *	15,922

Total cost of revenue	21,672	(2,768)		18,904

Gross profit	51,794	2,768		54,562

Operating expense:
Sales and marketing	28,571	(183	) *	28,388
Research and development	11,218	(359	) *	10,859
General and administrative	7,061	(59	) *	7,002
Restructuring costs	45	(45)		—
Amortization of purchased intangibles	565	(565)		—

Total operating expense	47,460	(1,211)		46,249

Income from operations	4,334	3,979		8,313
Interest income	1,247	—		1,247
Interest expense	(1,600)	—		(1,600)
Other expense, net	(153)	—		(153)

Income before income taxes	3,828	3,979		7,807
Provision for income taxes	2,947	(839)		2,108

Net income	$881	$4,818		$5,699

Basic income per share	$0.02			$0.11
Diluted income per share	$0.02			$0.11
Shares used to compute income per share Basic	49,866			49,866
Diluted	53,044			53,044

 *  Represents amortization of deferred stock-based compensation

Documentum, Inc.
Condensed Consolidated Balance Sheet
(in thousands, unaudited)*

	September 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$111,625	$112,069
Marketable securities	171,689	141,056
Accounts receivable, net of allowances	51,225	50,803
Other current assets	27,428	25,707

Total current assets	361,967	329,635
Property and equipment, net	18,488	25,949
Goodwill	92,915	93,481
Identifiable purchased intangibles, net	15,136	24,818
Other assets	17,461	18,226

	$505,967	$492,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,792	$2,782
Accrued liabilities	44,454	71,472
Deferred revenue	44,886	37,463
Current portion of capital lease obligation	13	48

Total current liabilities	98,145	111,765
Long-term convertible debt	125,000	125,000
Other long-term liabilities	6,633	109
Total liabilities	229,778	236,874
Stockholders’ equity	276,189	255,235

	$505,967	$492,109

 *  Certain prior year balances have been reclassified to conform to current year’s presentation